Exhibit 99.1

La Rosa Holdings Corp. Announces 80-for-1 Reverse Stock Split to Regain Compliance with Nasdaq’s Minimum Bid Price Requirement and Reduce the Public Float

Celebration, FL – July 2, 2025 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a real estate and PropTech company, today announced that it will effect a 80-for-1 reverse split (“reverse split”) of its shares of common stock that will become effective on July 7, 2025 at 12:01 a.m. (Eastern Time).

La Rosa’s common stock will continue to trade on Nasdaq under the symbol “LRHC” and will begin trading on a split-adjusted basis when the market opens on July 7, 2025. The new CUSIP number for the common stock following the reverse split will be 50172T202. At the effective time of the reverse split, every 80 shares of the Company’s issued and outstanding common stock will be automatically reclassified and combined into 1 share of common stock. This will reduce the number of outstanding shares of common stock from approximately 58.3 million shares to approximately 729,000 shares, without giving effect to rounding. No fractional shares will be issued; instead, any fractional entitlements will be rounded up to the next highest whole number at the participant level.

Joe La Rosa, CEO of La Rosa, commented, “We believe this reverse split will not only help us regain compliance with Nasdaq’s minimum bid price requirement, but also reduce our public float—potentially attracting a broader range of institutional and long-term investors. We remain confident in the business outlook and continue to execute on our agent-driven revenue strategy. At the same time, we are placing increased focus on achieving profitability and generating positive cash flow. Our goal is to shift from a growth-only mindset to sustainable financial performance. With the recurring nature of our revenue and the operational efficiencies gained through recent system integrations, we believe La Rosa is well-positioned to reach positive cash flow and profitability by the end of 2025.”

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) is transforming the real estate industry by providing agents with flexible compensation options, including a revenue-sharing model or a fee-based structure with 100% commission. Powered by its proprietary technology platform, La Rosa aims to equip agents and franchisees with the tools they need to deliver exceptional service.

The Company offers both residential and commercial real estate brokerage services, as well as technology-driven products and support for its agents and franchise partners. Its business model includes internal services for agents and external offerings for the public, spanning real estate brokerage, franchising, education and coaching, and property management.

La Rosa operates 26 corporate-owned brokerage offices across Florida, California, Texas, Georgia, North Carolina, and Puerto Rico. La Rosa also recently started its expansion into Europe, beginning with engagement of the area developer in Spain. Additionally, the Company has six franchised offices and branches and three affiliated brokerage locations in the U.S. and Puerto Rico. The Company also operates a full-service escrow settlement and title company in Florida.

For more information, please visit: https://www.larosaholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, our ability to successfully integrate acquisitions into our business operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers’ economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the recent National Association of Realtors’ landmark settlement on our business operations, and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other reports and documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com